Exhibit 10.26

EQUITY INCENTIVE PLAN

INCENTIVE UNITS GRANT AGREEMENT

THIS INCENTIVE UNITS GRANT AGREEMENT (this “Agreement”) is made as of October 1, 2015 (the “Grant Date”), by and among GREENSKY TRADE CREDIT LLC, a Georgia limited liability company (the “Company”), and___________ (the “Participant”).

R E C I T A L S

A.        The Company is governed by the Amended and Restated Operating Agreement of GreenSky Trade Credit, LLC, dated as of October 31, 2014, as may be amended, restated, supplemented or otherwise modified from time to time (the “Operating Agreement”). Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Plan (defined below) or, if not in the Plan, in the Operating Agreement. Certain defined terms are set forth in Appendix I hereto. This Agreement is subject to the terms, conditions and restrictions set forth in the Plan.

B.        The Company has adopted the GreenSky Trade Credit LLC Equity Incentive Plan, effective as of July 30, 2015, as may be amended, restated, supplemented or modified from time to time (the “Plan”).

C.        The Participant is or will become a party to the Operating Agreement.

D.        In consideration for the provision of services to or for the benefit of the Company, including through the provision of services to its Affiliates, by the Participant (the “Service Provider”), the Company shall grant to the Participant Incentive Units that will constitute Profits Interests in the Company.

E.        The parties to this Agreement desire to impose certain vesting terms and conditions with respect to, and obligations to sell, the Incentive Units granted to the Participant.

A G R E E M E N T S

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

GRANT OF INCENTIVE UNITS

1.1       Grant. Subject to the terms, conditions and restrictions contained in the Company Governing Documents, the Company hereby grants to the Participant ____ Incentive Units, which shall constitute Profits Interests in the Company. Such Incentive Units (the “Unvested Incentive Units”) granted to the Participant and the applicable vesting terms are set forth on the Award Schedule attached hereto as Exhibit A (the “Award Schedule”).

1.2       Risks. The Participant is aware of and understands the following:

(a)      the Participant must bear the economic risk of the Incentive Units for an indefinite period of time because, among other things, (A) the Incentive Units have not been registered under the Securities Act, and, therefore, cannot be sold unless they are subsequently registered under the Securities Act or an exemption from such registration is available, (B) the Incentive Units have not been registered under applicable state securities laws, and, therefore, cannot be sold unless they are registered under applicable state securities laws or an exemption from such registration is available, and (C) there are substantial restrictions on the transferability of the Incentive Units under this Agreement, the Plan, the Operating Agreement and applicable law, and substantial restrictions on distributions and withdrawals of capital from the Company;

(b)      there is no established market for the Incentive Units and no market (public or otherwise) for the Incentive Units will develop in the foreseeable future; and

(c)      except as provided in the Plan or the Operating Agreement, the Participant has no rights to require that the Incentive Units be registered under the Securities Act or the securities laws of any states and the Participant will not be able to avail himself or herself of the provisions of Rule 144 adopted by the Securities and Exchange Commission under the Securities Act.

1.3       Information.

(a)      This Agreement, together with the Plan and the Operating Agreement, are intended to qualify as a compensatory benefit plan within the meaning of Rule 701 of the Securities Act and the issuance of Incentive Units pursuant hereto is intended to qualify for the exemption from registration under the Securities Act provided by Rule 701; provided, that the foregoing shall not restrict or limit the Company’s ability to issue any Incentive Units pursuant to any other exemption from registration under the Securities Act available to the Company and to designate any such issuance as not being subject to Rule 701.

(b)      Further to Section 1.2, the Participant (i) agrees to furnish to the Company, all information that the Company has requested in this Agreement, or may hereafter reasonably request, (ii) represents and warrants that the Participant, alone or together with its representatives, possesses such expertise, knowledge and sophistication in financial and business matters generally, and in the type of transactions in which the Company proposes to engage in particular, that the Participant is capable of evaluating the merits and economic risks of acquiring and holding the Incentive Units, (iii) agrees to notify the Administrator of any change in any such information occurring at any time prior to the dissolution or the termination of the Company, (iv) represents and warrants that this Agreement, the Plan and the Operating Agreement constitute the legal, valid and binding obligation of the Participant, enforceable in accordance with their respective terms, and the execution, delivery and performance of this Agreement, the Plan and the Operating Agreement by the Participant, the performance of the Participant’s obligations under this Agreement, the Plan and the Operating Agreement and the performance and consummation by the Participant of the transactions contemplated hereby and thereby, will not result in the breach of any of the terms or conditions of, or constitute a default under any agreement or arrangement the Participant has entered into with any party or any judgment, order or decree to which the Participant is subject, (v) represents and warrants that

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the Incentive Units to be acquired by the Participant pursuant to this Agreement will be acquired for the Participant’s individual account, (vi) represents and warrants that the Participant has had an opportunity to ask questions and receive answers concerning the terms of the Incentive Units, (vii) represents and warrants that the Participant has had an opportunity to consult with independent legal counsel regarding its rights and obligations under this Agreement, and fully understands the terms and conditions contained herein, and the Participant has obtained advice from persons other than the Company and its counsel regarding the tax effects of the transactions contemplated hereby, and (viii) represents and warrants that the Participant understands that it is responsible for the tax consequences relating to the receipt and ownership of the Incentive Units.

1.4       Joinder to Operating Agreement. The grant of Incentive Units described in this Agreement shall occur on the Grant Date subject to the execution and delivery by the Participant to the Company of a counterpart signature page to the Operating Agreement in the form attached hereto as Exhibit B on or prior to the Grant Date (unless the Participant is already a party to the Operating Agreement).

1.5       Protective Section 83(b) Election. As a further condition to the grant of Unvested Incentive Units under this Agreement, no later than thirty (30) days following the Grant Date, the Participant shall execute and file with the Internal Revenue Service an election under Section 83(b) of the Code substantially in the form attached hereto as Exhibit C, with respect to such Unvested Incentive Units, in accordance with Section 4(e) of the Plan, and the Participant shall provide the Company with a copy of such executed and filed election promptly thereafter, along with a copy of proof of mailing; provided, however, that if the Participant refuses or fails to timely file such election pursuant to Section 83(b) of the Code, the Participant will forfeit the Unvested Incentive Units granted under this Agreement, this Agreement shall be null and void ab initio and of no force or effect, and the Company shall have no obligations to the Participant with respect to the forfeited Unvested Incentive Units.

1.6       Amendment of Option. This grant of Incentive Units is contingent on the Participant’s agreement to and execution of the Amendment to Class A Unit Option Agreement (the “Amendment”), a copy of which is attached hereto, with respect to certain options to purchase Class A Units granted by the Company to the Participant as described in such Amendment. If the Participant fails to enter into such Amendment contemporaneously with the execution of this Agreement, the Participant will forfeit the Incentive Units granted under this Agreement, this Agreement shall be null and void ab initio and of no force or effect, and the Company shall have no obligations to the Participant with respect to the forfeited Incentive Units.

1.7       General Release.

(a)        For and in consideration of the grant of the Incentive Units hereunder, the Participant hereby releases, acquits, and forever discharges the Company and its Affiliates, parents, subsidiaries, partners, joint venturers, owners, and members, and all of their officers, directors, employees, representatives, and agents, and all successors and assigns thereof (each a “Released Party”), from any and all claims, charges, complaints, demands, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits,

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rights, entitlements, costs, losses, debts, and expenses (including attorneys’ fees and legal expenses), of any nature whatsoever, known or unknown, which the Participant now has, had, or may hereafter claim to have had against the Company or any other Released Party, of any kind or nature whatsoever, arising from any act, omission, transaction, matter, or event which has occurred or is alleged to have occurred up to the date the Participant executes the applicable Grant Agreement.

(b)       The claims knowingly and voluntarily released herein include, but are not limited to, all (i) claims relating in any way to the Participant’s employment with the Company or any Affiliate, whether such claims are now known or are later discovered, including claims under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 1981, the Americans with Disabilities Act, the Family and Medical Leave Act, the Fair Labor Standards Act or other federal or state wage and hour laws, and the Employee Retirement Income Security Act of 1974, as amended, (ii) claims for breach of contract or infliction of emotional distress, (iii) claims under any other federal or state law pertaining to employment or employment benefits, (iv) claims relating to any rights to acquire Class A Units or Incentive Units or other Membership Interests in the Company or options to acquire same, and (v) any other claims of any kind based on any contract, tort, ordinance, regulation, statute, or constitution; provided, however, that nothing in this Agreement shall be interpreted to release any claims which the Participant may have for workers compensation benefits. The Participant acknowledges that this Agreement may be pled as a complete defense and shall constitute a full and final bar to any claim based on any such act, omission, transaction, matter, or event which has occurred or is alleged to have occurred up to the date the Participant executes this Agreement.

(c)       The Participant acknowledges that the Participant has read and understands this Agreement, that the Participant has been provided a period of twenty-one (21) calendar days to consider its terms, and that the Participant has been advised in writing to discuss its terms with an attorney or other advisor before executing it. This Agreement will not become effective and enforceable until seven (7) days after the Participant executes it. The Participant further understands that the Participant may revoke this Agreement within seven (7) calendar days after having signed it by delivering written notice of revocation to Richard Dobb, General Counsel. If the end of such revocation period falls on a Saturday, Sunday or legal holiday in the State of Georgia, the revocation period shall be extended until the next day that is not a Saturday, Sunday or legal holiday in the State of Georgia. Notwithstanding anything contained herein to the contrary, the Participant understands and agrees that, if the Participant fails to sign this Agreement on or before the expiration of twenty-one (21) days after the day the Participant received it, or if the Participant revokes the Agreement before the expiration of the revocation period, this Agreement shall be canceled and void, and neither party shall have any rights or obligations arising under it, and the Participant will not be entitled to receive any payments or benefits under this Agreement not otherwise payable absent this Agreement.

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ARTICLE II

PROFITS INTERESTS; VESTING

2.1       Nature as Profits Interests.

(a)       The Company and the Participant intend that all Incentive Units granted under this Agreement qualify upon issuance as “profits interests” in the Company within the meaning of Rev. Proc. 93-27, 1993-2 C.B. 343, or any successor Internal Revenue Service or Treasury Department regulation or other pronouncement applicable at the date of grant. Distributions to Members holding Incentive Units pursuant to Article VI of the Operating Agreement will be limited to the extent necessary so that each Incentive Unit granted under this Agreement qualifies as a “profits interest” under Rev. Proc. 93-27 and the provisions of the Company Governing Documents shall be interpreted and applied accordingly. In the event that Distributions to a Member holding Incentive Units qualifying as Profits Interests pursuant to Article VI of the Operating Agreement are limited as a result of the first sentence of this Section 2.1(a) or because the Incentive Units are not then Vested Incentive Units, the Administrator is authorized to adjust future Distributions to the Members in whatever manner it deems appropriate so that, after such adjustments are made, each Member receives, to the maximum extent possible, an amount of Distributions equal to the amount of Distributions such Member would have received were such sentence not part of this Agreement, subject to treatment of such Incentive Units as Profits Interests. The Incentive Units are being issued by the Company for the provision of services to or for the benefit of the Company and for no other consideration.

(b)       The initial Capital Account of the Participant under the Operating Agreement with respect to the Incentive Units granted to the Participant under this Agreement shall be $0. The Incentive Units shall in all other respects have the attributes set forth in the Operating Agreement for Profits Interests.

(c)       For so long as Revenue Procedure 2001-43, 2001-2 C.B. 191 and Revenue Procedure 93-27 are effective, the Company and the Participant hereby agree to comply with the provisions of Revenue Procedures 2001-43 and 93-27, and neither the Company nor the Participant shall perform any act or take any position inconsistent with the application of Revenue Procedures 2001-43 and 93-27.

(d)        By becoming party to this Agreement, the Participant agrees to take such actions as may be required by any authority that may be issued in the future with respect to the taxation of “profits interests” transferred in connection with the performance of services to conform the tax consequences to the Participant as closely as possible to the consequences under Revenue Procedure 93-27 and Revenue Procedure 2001-43.

(e)        The Participant authorizes the Administrator to amend, restate, supplement or otherwise modify this Agreement to the extent necessary to achieve substantially the same tax treatment with respect to any Profits Interest in the Company transferred to the Participant by the Company in connection with services provided by the Participant to the Company, or its Affiliates as is set forth in, as applicable, Revenue Procedure 93-27, Revenue Procedure 2001-43 or any subsequently issued guidance described in this Section 2.1(e).

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(f)         Each Incentive Unit issued by the Company is intended to be a “profits interest” within the meaning of Revenue Procedures 93-27 and 2001-43 (and will be accounted for by the Company and the Members in accordance therewith) and is issued with the intention that, under current interpretations of the Code, the Participant will not realize income upon the issuance of such Incentive Unit, and neither the Company nor any Member will be entitled to any deduction, either immediately or through depreciation or amortization, as a result of the issuance of such Incentive Unit. Therefore, if the Company is liquidated immediately after issuance of such Incentive Unit, before any appreciation occurred in the value of the Company’s assets, and all of the Company’s assets sold at fair market value and the proceeds distributed in complete liquidation of the Company, the Participant would not be entitled to receive any share of the proceeds of liquidation in respect of the Incentive Units issued by the Company hereunder.

2.2       Profits Interest Threshold. The Unvested Incentive Units have the Profits Interest Threshold set forth on the Award Schedule. The Participant, by signing this Agreement or by accepting the grant, agrees to comply with all requirements of the Safe Harbor Election. The Participant agrees that (i) the Company is authorized and directed to elect the Safe Harbor described in the proposed Revenue Procedure contained in the Notice 2001-43 and (ii) the Company and the Participant agree to comply with all of the requirements of the Safe Harbor described in the proposed Revenue Procedure with respect to all interests transferred in connection with the performance of services while the election is in effect. The Participant and the Company agree not to report the income tax effects of the Safe Harbor Partnership Interest (as defined in the proposed Revenue Procedure Notice) to the U.S. tax authorities in a manner inconsistent with the requirements of the proposed Revenue Procedure, including the failure to provide appropriate information returns. The Participant acknowledges that the Notice contains a proposed Revenue Procedure and that the Notice and Revenue Procedure may undergo changes prior to their finalization. The Participant hereby irrevocably grants to the Administrator a power-of-attorney coupled with an interest to amend this Agreement to conform to any changes to the Notice reflected in the finalized Notice and/or Revenue Procedure in order to permit the Company and the Participant to qualify for the Safe Harbor election.

2.3       Vesting of Incentive Units. Subject to the Company Governing Documents, the Unvested Incentive Units shall become Vested Incentive Units as specified in the Award Schedule if the Participant remains in the continuous service of the Company or any Affiliate thereof from the date hereof until the respective vesting date. For purposes of this Agreement, the continuous service of the Participant with the Company or any of its Affiliates shall not be deemed interrupted, and the Participant shall not be deemed to have ceased to provide services to the Company or any of its Affiliates, by reason of the transfer of his or her service among the Company or any of its Affiliates or from employment to other service or from other service to employment.

2.4       Power of Attorney. The Participant hereby grants any Person or Persons designated by the Administrator, a power of attorney irrevocably granting such Person or Persons acting at the direction of the Administrator, to execute (i) all documents as may be necessary to effectuate the purposes of this Agreement, (ii) any other agreements, instruments and other documents as necessary to document any actions taken by the Company pursuant to this Agreement or the Operating Agreement, and (iii) such other agreements, instruments and

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other documents as reasonably requested by the Administrator. Such power of attorney shall be deemed to be coupled with an interest, shall be irrevocable, and shall survive the bankruptcy, dissolution, death, incapacity, liquidation or any other event affecting the Participant.

2.5       Voting Rights. Except as required by law or otherwise provided in the Operating Agreement, the holders of Incentive Units that constitute Profits Interests shall have no right to vote for any purpose, shall not be entitled to vote on any matter, to give or withhold consent on any matter with respect to such Incentive Units, and shall not be entitled to notice of any meeting of Members.

ARTICLE III

FORFEITURE OF INCENTIVE UNITS

3.1       Forfeiture of Incentive Units.

(a)       Notwithstanding any other provisions of this Agreement to the contrary, upon a Termination of Service, all Unvested Incentive Units that have not vested in accordance with Section 2.3 as of the date of Termination of Service, shall expire and automatically be forfeited and canceled in their entirety without any consideration to the Participant.

(b)       Notwithstanding any other provisions of this Agreement to the contrary, upon a Termination of Service for Cause, all Incentive Units granted under this Agreement (whether vested or unvested in accordance with Section 2.3 as of the date of Termination of Service) shall expire and automatically be forfeited and canceled in their entirety without any consideration to the Participant.

ARTICLE IV

RESTRICTIONS ON ACTIVITIES

4.1       Transfer Restrictions. The transfer restrictions set forth in Article VIII of the Operating Agreement shall be applicable to the Incentive Units granted under this Agreement and are incorporated by reference herein. The Incentive Units may not be sold or otherwise Transferred other than as set forth in the Operating Agreement.

ARTICLE V

PURCHASE RIGHTS

5.1       Purchase Rights.

(a)        The Participant’s Vested Incentive Units shall be subject to any repurchase or other rights that the Company may have pursuant to the provisions of the Operating Agreement and/or the Plan.

(b)        The Company also shall have the right (but not the obligation) to purchase all of the Participant’s Vested Incentive Units upon the terms and conditions set forth herein following the Participant’s Termination of Service with the Company and its Affiliates for any reason other than Cause. The Company or its assignees shall have the right, but not the obligation, by written notice to the Participant, delivered no earlier than such date as is

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necessary to avoid adverse accounting consequences as the result of the Company’s repurchase right hereunder, to call all of the Vested Incentive Units at the Liquidation FMV of such Vested Incentive Units as of the date of the call. The price to be paid for such Vested Incentive Units shall be payable by the Company, in its discretion, in a single lump sum in cash or by promissory note which shall accrue interest at the national prime lending rate as published in The Wall Street Journal on the date of the call and be payable in twelve (12) equal monthly installments of principal and interest, commencing one month following the date of the call.

ARTICLE VI

MISCELLANEOUS PROVISIONS

6.1       Termination and Amendment of the Agreement.

(a)        This Agreement shall be terminated:

(i)        by the Company with the approval of the Administrator and the written consent of the Participant; or

(ii)       if determined by the Administrator, immediately prior to or following consummation of a Liquidity Event; provided, that any payments required to be made to the Participant with respect to the Incentive Units granted pursuant to this Agreement are received by the Participant in connection with such Liquidity Event.

(b)        This Agreement and this award of Incentive Units may be amended, restated, supplemented or otherwise modified by the Administrator, consistent with the provisions of the Company Governing Documents and, in addition, may amend the award of Incentive Units prospectively or retroactively and compliance with any term hereof may be waived, by the Company with the written approval of the Administrator at any time; provided, however, that no such amendment, restatement, supplement or other modification shall materially adversely affect the Participant’s interests granted hereunder without the prior written consent of the Participant, and notwithstanding the foregoing the Participant’s consent shall not be required with respect to an amendment that is deemed necessary by the Company to ensure exemption from or compliance with Section 409A of the Code. Any amendment to the Company Governing Documents shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto.

6.2       Termination of Status as Member. From and after the date that the Participant ceases to own any Incentive Units, the Participant shall cease to be a Participant under the Plan for the purposes of this Agreement and all rights that the Participant may have hereunder shall terminate, except for any rights with respect to matters contemplated hereby after such date and except for breaches occurring prior to such time. For the purposes of the preceding sentence, the Participant shall be deemed to own all Incentive Units owned by the Participant’s Permitted Transferees.

6.3       Transferability. Except as provided in the Company Governing Documents, the Unvested Incentive Units granted under this Agreement are not Transferable by the Participant. Any purported Transfer inconsistent with the terms of the Company Governing Documents shall

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cause the Unvested Incentive Units to be immediately forfeited, and the Participant will have no further rights with respect to the Unvested Incentive Units.

6.4       Distribution, Voting and Other Rights. The Participant will have all of the rights of a Member with respect to the Incentive Units granted hereunder in accordance with the terms and conditions of the Operating Agreement.

6.5       Compliance with Law. The Company shall make reasonable efforts to comply with all applicable U.S. federal and state securities laws; provided, however, that notwithstanding any other provision of the Operating Agreement, the Plan or this Agreement, the Company shall not be obligated to issue any of the Incentive Units covered by this Agreement if the issuance thereof would result in violation of any such law.

6.6       Adjustments. Subject to the terms and conditions of the Company Governing Documents, the Administrator shall make or provide for such adjustments in the number of Unvested Incentive Units granted or outstanding hereunder and in the applicable Profits Interest Threshold of such Incentive Units, as is equitably required in order to prevent dilution or expansion of the rights of the Participant that otherwise would result from any Membership Unit splits, recombinations, etc., in accordance with the Company Governing Documents. For the avoidance of doubt, the issuance of additional Membership Units in the Company will not trigger any adjustments pursuant to this Section 6.6.

6.7       Relation to Other Benefits. Any economic or other benefit to the Participant under this Agreement or the Company Governing Documents shall not be taken into account in determining any benefits to which the Participant may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or any Affiliate thereof and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or any Affiliate thereof.

6.8       Relation to the Plan and the Company Governing Documents. In the event of any inconsistency between the provision of this Agreement and the Company Governing Documents, the other Company Governing Documents shall govern.

6.9       Compliance with Section 409A of the Code. This Agreement is intended to be exempt from or comply with, and shall be administered in a manner that is intended to be exempt from or comply with, Section 409A of the Code and shall be construed and interpreted in accordance with such intent; to the extent that a payment and/or benefit is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Any provision of this Agreement that would cause a payment and/or benefit to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Code Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code). Notwithstanding the foregoing, the Company and its Affiliates shall not be liable to any Participant or any other Person if an award of Incentive Units fails to be exempt from or comply with Section 409A of the Code.

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6.10     Notices. All notices required hereunder shall be delivered to the following respective addresses:

(a)        GREENSKY TRADE CREDIT, LLC

1797 N. E. Expressway

Atlanta, GA 30092

Attention: General Counsel

With a copy to (which copy shall not constitute notice):

Troutman Sanders LLP

600 Peachtree Street NE, Suite 5200
Atlanta, Georgia 30308-2216
Attention: Jeffery R. Banish, Esq.

(b)        The Participant, at its address as then shown in the Company’s records or to such other address as the Participant may have furnished to the Company.

(c)        Notices shall be in writing and shall be sent by facsimile or pdf e-mail, by mail (postage prepaid, registered or certified, by United States mail, return receipt requested), by nationally recognized private courier or by personal delivery. Notices shall be effective, (i) if sent by facsimile, when transmitted, (ii) if sent by pdf e-mail, when transmitted, (iii) if by nationally recognized private courier, when deposited with the private courier, (iv) if mailed, when deposited in the mail, and (v) if personally delivered, the earlier of when delivery is made or first refused. Any Person may change address for the delivery of notices by written notice served in accordance with the provisions hereof.

6.11     Miscellaneous. The use of the singular or plural or masculine, feminine or neuter gender shall not be given an exclusionary meaning and, where applicable, shall be intended to include the appropriate number or gender, as the case may be.

6.12     Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one instrument. Facsimile and pdf e-mail signatures shall have the same legal effect as manual signatures.

6.13     Entire Agreement. This Agreement, the Plan and the Operating Agreement constitute the entire agreement between and among the parties with respect to the subject matter hereof and thereof. No promises, statements, understandings, representations, or warranties of any kind, whether oral or in writing, express or implied have been made to the Participant by any Person to induce the Participant to enter into this Agreement other than the express terms set forth in this Agreement, the Plan, and the Operating Agreement, and the Participant is not relying upon any promises, statements, understandings, representations, or warranties other than those expressly set forth in this Agreement, the Plan, and the Operating Agreement. Any amendments to this Agreement must be made in writing and duly executed by each of the parties entitled to adopt said amendment as provided in Section 6.1 or by an authorized representative or agent of each such party. The Participant hereby acknowledges and represents that he or she has had the

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opportunity to consult with independent legal counsel or other advisor of his or her choice and has done so regarding their rights and obligations under this Agreement, that he or she is entering into this Agreement knowingly, voluntarily, and of his or her own free will, that he or she is relying on his or her own judgment in doing so, and that he or she fully understands the terms and conditions contained herein.

6.14     Incentive Units Subject to Plan and Operating Agreement. By entering into this Agreement the Participant agrees and acknowledges that (a) the Participant has received and read a copy of the Plan and the Operating Agreement, and (b) the Incentive Units are subject to the Plan and the Operating Agreement, the terms and provisions of each of which are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan or the Operating Agreement, the applicable terms and provisions of the Plan or the Operating Agreement will govern and prevail.

6.15     Withholding. The Participant may be required to pay to the Company or any of its Affiliates, and the Company and its Affiliates shall have the right and are hereby authorized to withhold from any payment due or transfer made under this Agreement, under the Plan or from any other amount owing to the Participant, the amount (in cash or, at the election of the Company, securities or other property) of any applicable federal, state, local or foreign withholding taxes in respect of an Incentive Unit or any payment or transfer under this Agreement or the Plan and to take such other action as may be necessary in the opinion of the Administrator to satisfy all obligations for the payment of such taxes.

6.16     Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, representatives, successors and permitted assigns.

6.17     Enforcement. The failure of any party hereto to insist in one or more instances on performance by another party hereto of any obligation, condition or other term of this Agreement in strict accordance with the provisions hereof shall not be construed as a waiver of any right granted hereunder or of the future performance of any obligation, condition or other term of this Agreement in strict accordance with the provisions hereof, and no waiver with respect thereto shall be effective unless contained in a writing signed by or on behalf of the waiving party. The remedies in this Agreement shall be cumulative and are not exclusive of any other remedies provided by law.

6.18     Governing Law. This Agreement and any and all claims or causes of action, disputes, controversies or legal proceedings (whether in contract, tort, equity or under any other theory) arising out of, under, pursuant to, or in any way relating to this Agreement or the transactions contemplated hereby or the negotiation, execution, performance or enforcement hereof, including any and all claims (whether in contract, tort, equity or under any other theory) as to the scope, validity, enforcement, interpretation, construction, and effect hereof, shall be governed by and enforced with the laws of the State of Georgia, without regard to the conflicts of law principles that would result in the application of any law other than the law of the State of Georgia.

6.19     Severability. If any provision of this Agreement is, becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or award, or would

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disqualify any award under any law deemed applicable by the Administrator, such provision shall be constructed or deemed amended to conform to all applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Agreement or the award, such provision shall be stricken as to such jurisdiction, Person or award and the remainder of this Agreement and any such award shall remain in full force and effect.

6.20     No Contract of Employment. Neither this Agreement nor any award granted under this Agreement shall confer upon the Participant any right to employment or other service or continuance of employment or other service by the Company or any of its Affiliates. This Agreement does not constitute a contract of employment or a contract of services or impose on the Company or any of its Affiliates any obligations to retain the Participant as an employee or a service provider of the Company or any of its Affiliates, to change the status of his or her service, or to change the Company’s or any of its Affiliates’ policies regarding termination of employment or service.

6.21     Captions. The article or section titles or captions contained in this Agreement are for convenience only and are not to be considered in the construction or interpretation of this Agreement or any provision thereof.

6.22     No Third Party Rights. Nothing in this Agreement shall be construed to grant rights to any Person who is not a party to this Agreement.

6.23     Rule of Construction. The parties acknowledge and agree that each has negotiated and reviewed the terms of this Agreement, assisted by such legal and tax counsel as they desired, and has contributed to its revisions. The parties further agree that the rule of construction that a contract shall be construed against the drafter shall not be applied. The word “including” means “including, without limitation.”

6.24     Arbitration. Other than the Company’s right to seek injunctive relief or specific performance as provided in this Agreement, any dispute, controversy, or claim (whether sounding in contract, tort, equity or other theory) between any party hereto, on the one hand, and any other party hereto, on the other hand, arising out of, under, pursuant to, or in any way relating to this Agreement or the negotiation thereof shall be submitted to and resolved by confidential and binding arbitration (“Arbitration”), administered by the American Arbitration Association (“AAA”) and conducted pursuant to the rules then in effect of the AAA governing commercial disputes. The Arbitration hearing shall take place in Atlanta, Georgia. Such Arbitration shall be before three (3) neutral arbitrators (the “Panel”) licensed to practice law and familiar with commercial dispute. Any award rendered in any Arbitration shall be final and conclusive upon the parties to the Arbitration and not subject to judicial review, and the judgment thereon may be entered in the highest court of the forum (state or federal) having jurisdiction over the issues addressed in the Arbitration, but entry of such judgment will not be required to make such award effective. The Panel may enter a default decision against any party who fails to participate in the Arbitration. Subject to Section 6.25, the administration fees and expenses of the Arbitration shall be borne 50% by the Company and 50% by the Participant; provided, that each party shall pay for and bear the cost of his/her/its own experts, evidence, and attorney’s fees, except that, in the discretion of the Panel, any award may include the costs of a

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party’s counsel and/or its share of the expense of Arbitration if the Panel expressly determines that an award of such costs is appropriate to the party whose position substantially prevails in such Arbitration. Notwithstanding any other provision of this Agreement, no party shall be entitled to an award of special, punitive, or consequential damages. To submit a matter to Arbitration, the party seeking redress shall notify in writing, in accordance with Section 6.10 of this Agreement, the party against whom such redress is sought, describe the nature of such claim, the provision of this Agreement that has been allegedly violated and the material facts surrounding such claim. The Panel shall render a single written, reasoned decision. The decision of the Panel shall be binding upon the parties to the Arbitration, and after the completion of such Arbitration, the parties to the Arbitration may only institute litigation regarding the Agreement for the sole purpose of enforcing the determination of the Arbitration hearing or, with respect to the Company, to seek injunctive or equitable relief. The Panel shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability or formation of this agreement to arbitrate, including any claim that all or part of this Agreement is void or voidable and any claim that an issue is not subject to arbitration. All proceedings conducted pursuant to this agreement to arbitrate, including any order, decision or award of the arbitrator, shall be kept confidential by all parties except to the extent such disclosure is required by law, or in a proceeding to enforce any rights under this Agreement.

THE PARTICIPANT ACKNOWLEDGES THAT, BY SIGNING THIS AGREEMENT, HE OR SHE IS WAIVING ANY RIGHT THAT HE OR SHE MAY HAVE TO A JURY TRIAL OR A COURT TRIAL RELATED TO THIS AGREEMENT.

6.25     Recovery of Attorney’s Fees. In the event any party commences any arbitration, proceeding or litigation at law or in equity related to this Agreement, following the final adjudication of such arbitration, proceeding or litigation, the party whose position substantially prevails shall be entitled to recover its reasonable attorneys’ fees and other costs incurred in connection with such arbitration, proceeding or litigation.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

GREENSKY TRADE CREDIT, LLC

By:
Name: Robert Partlow
Title: Chief Financial Officer

PARTICIPANT

Name:
Address:

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APPENDIX I

Certain Defined Terms

(a)        “Safe Harbor Election” means the election described in Prop. Reg. §1.83-3(l)(1)(i) and Notice 2005-43, 2005-24 IRB 1221 or subsequently issued guidance.

(b)        “Sale of the Business” shall have the same meaning ascribed to such term in the Operating Agreement.

(c)        “Termination of Service” means the termination of the employment or other services of the Service Provider with the Company and its Affiliates, including termination of the Service Provider’s Services Agreement, such that thereafter the Service Provider is no longer employed by or providing services to the Company or any of its Affiliates.

Exhibit A

AWARD SCHEDULE

Participant	Number of Incentive Units	Profits Interest
Threshold

[Insert Name]

The Incentive Units shall be vested as of the Grant Date with respect to that number of the Incentive Units that equals the number of Class A Unit Options that are subject to the Amendment described in Section 1.6 of the Agreement and vested as of the Grant Date, if any. The remaining number of Incentive Units shall become vested on the same terms as the remaining number of unvested Class A Unit Options that are subject to the Amendment described in Section 1.6 of the Agreement, except that the Incentive Units that become vested after the Grant Date shall be deemed to have become vested as of the first day of the calendar month in which the same number of related Class A Unit Options actually become vested (and only if the related Class A Options become vested) with respect to Class A Unit Options that vest on an anniversary of the date of grant of the Class A Unit Options.

$76.00